UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):	November 17, 2017

                      The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            2400 South 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices, including ZIP code)

                              (920) 684-4410
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Manitowoc Company, Inc. (the “Company”) held a special meeting of shareholders on November 17, 2017 (the “Special Meeting”). The Company had 140,721,479 shares of common stock outstanding as of the record date for the Special Meeting. The sole proposal voted on at the Special Meeting, which shareholders approved, and the results of the voting on the proposal submitted to the shareholders were as follows:

1.
Adoption and approval of an amendment to the Amended and Restated Articles of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.01 (the “Common Stock”) and (b) a reduction in the number of authorized shares of the Common Stock, each as more fully described in the proxy statement.

Shares Voted

For	Against	Abstain
116,581,623	11,332,785	180,138

Item 8.01                          Other Events

Following the Special Meeting, the Company filed Articles of Amendment (the “Articles of Amendment”) to the Company’s Amended and Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions to effect the Reverse Stock Split, which became effective at 4:00 p.m. Central Time on November 17, 2017.  In addition, effective at the same time, the total number of shares of Common Stock the Company is authorized to issue changed from 300,000,000 shares to 75,000,000 shares.

Upon the effectiveness of the Reverse Stock Split, every four shares of the Company’s issued and outstanding Common Stock were automatically combined and converted into one issued and outstanding share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any shareholder who would have been entitled to receive a fractional share will receive cash payments in lieu of such fractional share. The Reverse Stock Split will not affect any shareholder’s ownership’s percentage of Common Stock, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares.

The foregoing summary of the effect of the Articles of Amendment on the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Articles, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

At the market open on November 20, 2017, the Common Stock continued to trade on the New York Stock Exchange under the symbol “MTW,” but the Common Stock was assigned a new CUSIP number (563571 405) and traded on a split-adjusted basis.

On November 17, 2017, the Company issued a press release announcing the foregoing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective with the effectiveness of the Reverse Stock Split, the Company’s 2013 Omnibus Incentive Plan (the “Plan”) was amended and restated to reflect the reduction of the number of shares available under the Plan and the limitations on awards to individual participants under the Plan proportionate with the Reverse Stock Split.  The Plan, as amended and restated, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	The Manitowoc Company, Inc. Amended and Restated Articles of Incorporation.

(10.1)	The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan, as amended and restated.

(99.1)	Press Release issued by The Manitowoc Company, Inc., dated as of November 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        THE MANITOWOC COMPANY, INC.

Date:  November 22, 2017                                                                                    By:            /s/ Louis F. Raymond
        Louis F. Raymond
        Vice President, General Counsel and Secretary

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